15 Warren Street, Suite 25
[logo]                                             Hackensack, New Jersey 07601
PARITZ & Company, P.A.                                           (201) 342-7753
Certified public accountants                                Fax: (201) 342-7598
                                                      E-mail: paritz@paritz.com


                                                              April 9, 2005

Board of Directors
Wherify Wireless, Inc
(A Development Stage Company)
Redwood City, California


      This letter will serve to grant our permission to include the audited financial statements of Wherify Wireless, Inc. as of June 30, 2002 and 2003 that we previously opined upon in a Form SB-2 filing with the United States Securities and Exchange Commission.

      We have not performed any additional auditing procedures since our opinion date of June 30, 2004, which contained a going concern paragraph, and therefore, are not responsible for any transactions that may have occurred after that date. We also are under no further obligation to update that aforementioned financial statements.

                                                          /s/ Paritz & Company
                                                          Paritz & Company, P.A.